UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

BJ SERVICES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-10570	63-0084140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Westway Park Blvd, Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 462-4239

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

    This Amendment No. 1 is being filed by BJ Services Company (“BJ Services” or the “Company”) to amend Item 5.02 of its Current Report on Form 8-K originally filed by the Company with the Securities and Exchange Commission on December 12, 2007 in connection with the named executive officers’ annual salaries and bonus plan. Information related to a change in the performance target for bonus stock awarded to certain of the named executive officers was inadvertently omitted from the previous filing. This amendment to our Form 8-K filed on December 6, 2007, is solely for the purpose of disclosing the change in the performance target for bonus stock and for filing our form of letter agreement setting forth the terms and conditions of the bonus stock award.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2007, the Executive Compensation Committee (the “Compensation Committee”) approved the following annual salaries for our named executive officers effective December 1, 2007.

Name	New Salary
J. W. Stewart Chairman of the Board, President and Chief Executive Officer	$1,150,000
Jeffrey E. Smith Senior Vice President—Finance and Chief Financial Officer	$495,000
David D. Dunlap Executive Vice President and Chief Operating Officer	$605,000
Margaret B. Shannon Vice President – General Counsel	$410,000
Alasdair Buchanan Vice President—International Pressure Pumping Services	$400,000

The Compensation Committee also set the corporate performance objectives for the persons listed in the table above to be used in determining cash bonus awards for our executive officers in fiscal year 2008 under our Annual Bonus Plan. For fiscal year 2008, bonus targets for our executive officers will be based on corporate performance, specifically earnings per share objectives. Cash bonus awards are based on a percentage of a participant’s December 1st base salary. There are three bonus award levels for each executive officer: entry level (minimum), expected value (target) and over achievement. Each level represents the percentage of base salary that the executive officer will receive as a bonus if that particular bonus award level is met for the fiscal year. The bonus levels for fiscal 2008 are 10%, 100% and 175% of base salary for Mr. Stewart, 8%, 80% and 140% of base salary for Messrs. Dunlap and Smith and 7%, 70% and 122.5% of base salary for the other NEOs. If we fail to meet the entry-level earnings per share objective, no bonus will be paid.

In addition to the changes above, at its December 6, 2007 meeting, the Compensation Committee amended the performance target percentage for bonus stock awarded to certain of the Company’s named executive officers for future periods. Under the 2000 Incentive Plan and the 2003 Incentive Plan, the Compensation Committee may from time to time grant shares of bonus stock to employees, including the executive officers. Each share of bonus stock represents the right to receive one share of Common Stock if certain performance criteria are met. The previously granted bonus stock awards vested, if on each quarterly vesting date, the Company’s earnings per share was equal to or greater than 80% of the Company’s earnings per share during the corresponding quarter in the prior year. The Compensation Committee modified the earnings per share target from 80% to 50%. Other than this change in the earnings per share target for future periods, the form of bonus stock award was substantially the same as the form previously filed with the Company’s Annual Report on Form 10-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of letter agreement setting forth terms and conditions of bonus stock awarded to executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ SERVICES COMPANY

Date: April 3, 2008	/s/ J.W. Stewart
J.W. Stewart
Chairman of the Board, President and
Chief Executive Officer